UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2014

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735                                                                                                                      20-8753132
(Commission File Number)                                                                                     (IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, New Jersey 07042
(Address of principal executive offices and zip code)

(973) 744-7618
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Securities Purchase Agreement

On June 30, 2014, MetaStat, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a number of accredited investors (collectively, the “Investors”) pursuant to which it may sell up to $10,000,000 of shares of its common stock (the “Common Stock”), and four-year warrants (the “Warrants”) to purchase a number of shares of Common Stock (the “Warrant Shares”) equal to 50% of the aggregate purchase price received by the Company from each Investor (or in the event that an Investor’s aggregate purchase price is at least $500,000, then such Investor received Warrants to purchase 75% of the aggregate purchase price received by the Company from such Investor), at an exercise price of $1.50 per share.  In addition, in the event that an Investor would own in excess of 9.99% of the number of shares of Common Stock outstanding on a closing date after giving effect to the issuance of securities pursuant to the Purchase Agreement, the Company will issue to such Investor shares of its Series A Convertible Preferred Stock (the “Preferred Shares”).

Pursuant to the initial closing under the Purchase Agreement, the Company issued an aggregate of 4,759,479 shares of Common Stock, 500,000 Preferred Shares and Warrants to purchase 2,962,500 Warrant Shares for an aggregate purchase price of $5,735,427, of which $4,092,427 was paid through the automatic conversion of outstanding convertible promissory notes with principal amounts totaling $3,357,000.  As part of the aggregate purchase price, the lead investor purchased 545,454 shares of Common Stock and 500,000 Preferred Shares in exchange for its transfer to the Company of 4,800,000 freely tradable shares (the “Consideration Shares”) of common stock of Quantum Materials Corp. (“QTMM”), a public reporting company which shares of common stock are eligible for quotation on the OTCQB.  In addition,  the lead investor reinvested $100,000 of due diligence and legal fees paid to the lead investor by the Company.  The Purchase Agreement provides that the Company may raise an additional $4,264,573 in the private placement at any time through September 28, 2014.

In the event the Company does not receive gross proceeds of at least $1,000,000 from the sale of the Consideration Shares by the earliest to occur of (i) ninety (90) days following the initial closing date and (ii) the date that the Company has sold all the Consideration Shares, then the Company shall promptly notify the lead investor to such effect (the “Company Payment Notice”), indicating the gross proceeds received by the Company from the sale of the Consideration Shares and requesting cash payment from the lead investor in an amount equal to the difference between (i) $1,000,000 and (ii) the aggregate gross proceeds received by the Company from the sale of the Consideration Shares as stated in the Company Payment Notice (the “Payment Amount”).  The lead investor shall have thirty (30) days (the “Cure Period”) from the date it receives the Company Payment Notice to satisfy the Payment Amount to the Company in cash. During the Cure Period, the Company shall have the right to continue to sell any remaining Consideration Shares, which gross proceeds shall reduce the Payment Amount proportionately. The Company shall promptly deliver any remaining Consideration Shares to the lead investor promptly following receipt of the Payment Amount.

In the event the Company receives gross proceeds of at least $1,000,000 from the sale of the Consideration Shares within ninety (90) days following the initial closing date, the Company will immediately cease selling the Consideration Shares and promptly notify the lead investor to such effect by providing written notice (the “Company Return Notice”) that the Company has received gross proceeds of $1,000,000 from the sale of the Consideration Shares. Within five (5) business days of delivering the Company Return Notice, the Company shall deliver to the lead investor all remaining Consideration Shares and all gross proceeds received in excess of $1,000,000 from the sale of the Consideration Shares.

       The Company shall use the net proceeds from the private placement for general working capital, provided, however, the Company shall spend at least $250,000 on investor relations services.  Additionally, the Company repaid $6,596 in accrued interest to certain holders of the convertible promissory notes. No placement agents were used in connection with the initial closing of the private placement.

Certificate of Designation

Pursuant to the Certificate of Designation of Rights and Preferences of the Series A Preferred Stock  (the “Certificate of Designation”), the terms of the Preferred Shares are as follows:

Ranking

The Preferred Shares will rank senior to the Common Stock with respect to distributions of assets upon the liquidation, dissolution or winding up of the Company.

Dividends

The Preferred Shares are not entitled to any dividends.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each Preferred Share an amount equal to the fair market value as determined in good faith by the Company’s board of directors.

Voluntary Conversion; Anti-Dilution Adjustments

Each Preferred Share shall be convertible into one share of Common Stock (the “Conversion Ratio”).  The Conversion Ratio is subject to customary adjustments for issuances of shares of Common Stock as a dividend or distribution on shares of the Common Stock, or mergers or reorganizations.

Voting Rights

The Preferred Shares have no voting rights.  The Common Stock into which the Preferred Shares is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock, and none of the rights of the Preferred Shares.

Warrants

The Warrants have a term of four years and the exercise price of the Warrants is subject to customary adjustments for issuances of shares of Common Stock as a dividend or distribution on shares of the Common Stock, or mergers or reorganizations. The Warrants may be exercised on a cashless basis at any time after six months from the original issue date of the Warrants provided that a registration statement providing for the resale of the Warrant Shares is not effective.

Registration Rights

Pursuant to a registration rights agreement (the “Registration Rights Agreement”), the Company has agreed to file a registration statement with the Securities and Exchange Commission providing for the resale of the shares of Common Stock, shares of Common Stock issuable upon conversion of the Preferred Shares and the Warrant Shares issued pursuant to the private placement on or before the date which is ninety (90) days after the date of the final closing of the private placement.  The Company will use its commercially reasonable efforts to cause the registration statement to become effective within one hundred fifty (150) days from the filing date.

The foregoing description of the private placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Purchase Agreement filed as Exhibit 10.1 hereto; (ii) form of Registration Rights Agreement filed as Exhibit 10.2 hereto; (iii) form of Certificate of Designation filed as Exhibit 4.1 hereto and (iv) form of Warrant filed as Exhibit 4.2 hereto.

Item 3.02.  Unregistered Sales of Equity Securities

As described more fully in Item 1.01 above, on the closing date, the Company consummated the private placement.  The issuance of securities in the private placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits.

Exhibit No.	Description
4.1	Form of Certificate of Designation of Rights and Preferences of the Series A Preferred Stock dated June 30, 2014

4.2	Form of Warrant dated June 30, 2014

10.1	Form of Purchase Agreement dated June 30, 2014

10.2	Form of Registration Rights Agreement dated June 30, 2014

99.1	Press Release dated July 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Oscar L. Bronsther
        Name Oscar L. Bronsther
        Title:  Chief Executive Officer

Dated: July 2, 2014